Exhibit (h-5)

AMENDMENT NO. 4

TO

SHAREHOLDER

ADMINISTRATIVE SERVICES AGREEMENT

Each of the investment companies listed in Schedule A hereto (each, a “Fund” and collectively, the “Funds”) and Fred Alger Management, Inc. (“Alger Management”) entered into a Shareholder Administrative Services Agreement dated February 28, 2005, as amended June 30, 2007, May 18, 2010, and December 29, 2010 (the “Agreement”), and wish to amend the Agreement as follows:

WHEREAS, the Boards of Trustees of the Funds approved this amendment to reflect the addition of Class Y and Y-2 Shares to the Agreement at a Board Meeting on March 8, 2016, effective as of May 9, 2016, and the addition of Class Z-2 Shares to the Agreement at a Board Meeting on May 19, 2016, effective as of August 1, 2016;

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth in the Agreement, the parties agree as follows:

For the services provided by Alger Management under the Agreement, effective August 1, 2016, each Fund will pay Alger Management an asset based fee of 0.0165% (1.65 basis points) with respect to Class A, B, and C shares of the Fund, and 0.01% (1 basis point) with respect to Class I, R, I-2, S, Y, Y-2, Z and Z-2 shares of the Fund, plus out-of-pocket expenses incurred by Alger Management in performing its responsibilities under the Agreement, within 10 days of the first day of each month.

FRED ALGER MANAGEMENT, INC.

By:	/s/ Hal Liebes
Name: Hal Liebes
Title: Chief Operating Officer

Attest:	/s/ Lisa Moss
Name:	Lisa Moss
Title:	Senior Vice President

ALGER GLOBAL GROWTH FUND

By:	/s/ Hal Liebes
Name: Hal Liebes
Title: President

Attest:	/s/ Lisa Moss
Name:	Lisa Moss
Title:	Secretary

THE ALGER FUNDS

By:	/s/ Hal Liebes
Name: Hal Liebes
Title: President

Attest:	/s/ Lisa Moss
Name:	Lisa Moss
Title:	Secretary

THE ALGER FUNDS II

By:	/s/ Hal Liebes
Name: Hal Liebes
Title: President

Attest:	/s/ Lisa Moss
Name:	Lisa Moss
Title:	Secretary

THE ALGER INSTITUTIONAL FUNDS

By:	/s/ Hal Liebes
Name: Hal Liebes
Title: President

Attest:	/s/ Lisa Moss
Name:	Lisa Moss
Title:	Secretary

THE ALGER PORTFOLIOS

By:	/s/ Hal Liebes
Name: Hal Liebes
Title: President

Attest:	/s/ Lisa Moss
Name:	Lisa Moss
Title:	Secretary

EXHIBIT A
Alger Global Growth Fund
The Alger Funds
The Alger Funds II
The Alger Institutional Funds
The Alger Portfolios

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